Transgenomic Reports Second Quarter 2008 Results

Achieves Third Consecutive Quarter of Profitability

Omaha, NE, August 5, 2008 – Transgenomic (OTC-Bulletin Board: TBIO) today announced financial results for the quarter ended June 30, 2008. The Company reported net income of $101,000, or $0.00 per share, in the second quarter 2008, compared to net income of $226,000, or $0.00 per share, in the year ago period.

The second quarter of 2008 represented the Company’s third consecutive quarter of profitability from continuing operations and reflects stable instrument and consumables revenues coupled with growth in the Company’s Molecular Clinical Reference Laboratory and its Pharmacogenomics Services Laboratory businesses.

Craig Tuttle, Transgenomic’s President and Chief Executive Officer, noted, “We are pleased to report the Company’s third profitable quarter in a row, driven by significant growth in our laboratory services product line. We continue to build customer validation of our unique mutation discovery and detection service capabilities by increasing revenues from our reference lab and entering additional agreements for pharmacogenomic studies with large pharmaceutical partners. We are also looking for opportunities to enter into larger collaborations covering Phase III clinical trials that could generate significantly more revenue for the Company by enrolling much larger patient populations.”

Second Quarter 2008
Net income from continuing operations was $101,000, or $0.00 per share, for the second quarter of 2008, compared to net income of $226,000, or $0.00 per share, for the second quarter of 2007.  Net income for the year ago period consisted of $233,000, or $0.00 per share, from continuing operations and was offset by a loss of $7,000, or $0.00 per share, from discontinued operations related to the Company’s sale of its Nucleic Acids operating segment and related assets. Net income in the second quarter of 2007 also included two non-recurring items: a realized gain of $937,500 from selling an investment in equity securities; and restructuring charges of $624,000 related to the close of the Cramlington, England production facility and an administrative office outside of Paris, France.

Net sales from continuing operations were $6.3 million during the second quarters of 2008 and 2007. The second quarter of 2008 reflected a 52% increase in net sales from the laboratory services segment and a 7% decrease in instrument-related net sales versus the same period last year. Gross profit from continuing operations during the second quarter of 2008 was $3.7 million, or 60%, compared to $3.4 million, or 54%. Gross profit margin of 45% from the Laboratory Services product line in the second quarter of 2008 was up from 29% in the year ago period and was the primary contributor to the year-over-year improvement in overall profit margin.

Operating expenses from continuing operations were $3.7 million during the second quarter of 2008, compared to $4.2 million during the same period of 2007. The 2007 period included $624,000 of restructure charges. Foreign currency translation adjustments decreased operating expenses by $278,000 in 2008. The foreign currency impact in the second quarter of 2007 was immaterial. Offsetting this was increased sales costs. Cash and cash equivalents totaled $5.7 million at June 30, 2008 and December 31, 2007.

12325 Emmet Street • Omaha, NE 68164 • P (402) 452-5437• F (402) 452-5461• www.transgenomic.com

Six Months Ended June 30, 2008
The Company reported net income of $223,000, or $0.00 per share, for the six months ended June 30, 2008, compared to a net loss of $970,000, or $0.02 per share, during the comparable period of 2007. Net income for the six months ended June 30, 2008 was comprised of income from continuing operations of $223,000, or $0.00 per share. The net loss for the six months ended June 30, 2007 was comprised of a loss from continuing operations of $1.0 million, or $0.02 per share, and income from discontinued operations of $66,000, or $0.00 per share.

Net sales from continuing operations were $12.5 million for the six months ended June 30, 2008, up from $11.5 million during the comparable period of 2007. This increase reflected year-over-year net sales growth of 91% from laboratory services, 49% from the clinical reference laboratory, and 246% from pharmacogenomics research services. Gross profit from continuing operations was $7.4 million, or 59%, for the six months ended June 30, 2008, compared to $6.1 million, or 53%, in the same period during 2007. The improvement in gross margin was largely attributed to the Company’s laboratory services product line, which had 43% gross profit during the six months ended June 30, 2008 versus 10% gross profit for the same period in 2007. Product mix and production operating efficiencies on the instrument product lines also contributed to the gross profit improvement.

Operating expenses from continuing operations were $7.2 million for the six months ended June 30, 2008, compared to $8.2 million during the comparable period of 2007, which included $624,000 of restructuring charges. The decrease in operating expenses is largely due to higher research and development collaboration expenses and patent expenses in 2007 as well as a favorable foreign currency translation adjustment of $454,000. These were somewhat offset by increased sales costs.

The company generated $193,000 in cash flows from operations for the six months ended June 30, 2008, compared to $1.6 million in cash flows used in operations during the same period in 2007.

Continued Tuttle, “In addition to achieving our third successive quarter of profitable performance, we are very encouraged by the sound level of growth from our two laboratory businesses. We continue to develop exciting new products while maintaining a very active business development effort for uncovering and licensing high-value tests to add to our menu offering in both laboratory businesses. One example of our novel research efforts is our recently announced SEAL technology, or SURVEYOR® Endonuclease Adaptor-ligated Libraries (SEAL). This cost-effective and high-throughput enabling technology for whole genome analysis evolved from our highly sensitive SURVEYOR Nuclease mutation detection technology. SEAL will prove extremely useful for whole genome sequence analyses and a host of key mutation and variation analyses of specific gene targets which positions this technology to change the shape of pharmacogenomic research and patient assessment. With the possibility to reduce the cost of whole genome analysis to under $10,000, SEAL could impact the use of DNA sequencing within pharmacogenomic assessments for personalized medicine. We are confident that SEAL and other assays under development or in licensing discussions will continue to create valuable opportunities to expand our services as well as the depth and breadth of our third-party collaborations.”

12325 Emmet Street • Omaha, NE 68164 • P (402) 452-5437• F (402) 452-5461• www.transgenomic.com

Earnings Call
Company management will discuss second quarter 2008 financial results via teleconference on Wednesday, August 6, at 8:30 AM Eastern Time. To access the call via telephone, dial 800-895-1085 or 785-424-1055.  The Company will also host a live broadcast of the call over the Internet. To listen to the webcast, investors should log on to the Company’s Investor Relations web page at http://www.transgenomic.com/events.asp?id=6 and follow the instructions provided. An archived recording of the conference call will be available and can be accessed via the web using the same link listed above for 14 days after the call. Investors can also listen to a replay via telephone until 11:59 p.m. Eastern Time on Wednesday, August 20, 2008. Simply dial 800-388-9064 or 402-220-1116 from any telephone.

About Transgenomic
Transgenomic (OTC-Bulletin Board: TBIO) is a global biotechnology company specializing in high sensitivity genetic variation and mutation analysis. The Company provides products and services in the fields of pharmacogenomics and pharmacogenetics.

Product offerings include the WAVE® DHPLC Systems and associated consumables specifically designed for use in genetic variation detection and single- and double-strand DNA/RNA analysis and purification. With broad applicability to genetic research, over 1500 systems have been shipped to customers in more than 30 countries. The SURVEYOR® Mutation Detection Kits and SURVEYOR Check-It Kit provide reagents and protocols are for the detection of mutations in DNA. In addition, HANABI automated chromosome harvesting systems improve laboratory productivity with consistent quality compared to manual methods.

Service offerings include the Transgenomic Clinical Reference Laboratory, which provides reference laboratory services specializing in molecular diagnostics including Mitochondrial Disorders, Oncology and Hematology, Molecular Pathology and Inherited Diseases. Transgenomic Genomic Research Services is a CRO for pharmacogenomic, translational research and clinical trials.

FORWARD LOOKING STATEMENTS:
This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to the following statements: the Company’s ability to develop, obtain regulatory approval and commercialize its clinical and preclinical product candidate programs. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause our actual results to be materially different from these forward-looking statements. Factors which may significantly change or prevent our forward looking statements from fruition include that we may be unsuccessful in developing any products or acquiring products; that our technology may not be validated as we progress further and our methods may not be accepted by the scientific community; that we are unable to retain or attract key employees whose knowledge is essential to the development of our products; that unforeseen scientific difficulties develop with our process; that our patents are not sufficient to protect essential aspects of our technology; that competitors may invent better technology; that our products may not work as well as hoped or worse, that our products may harm recipients; and that we may not be able to raise sufficient funds for development or working capital when we require it. As well, our products may never develop into useful products and even if they do, they may not be approved for sale to the public. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in our filings from time to time with the Securities and Exchange Commission (the “SEC”), which we strongly urge you to read and consider, including our Form 10-Q filed with the SEC on May 8, 2008 and our Form 10-K filed with the SEC on March 28, 2008, all of which are available free of charge on the SEC’s web site at http://www.sec.gov. Subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in our reports filed with the SEC. We expressly disclaim any intent or obligation to update any forward-looking statements.

12325 Emmet Street • Omaha, NE 68164 • P (402) 452-5437• F (402) 452-5461• www.transgenomic.com

Contact:

Debra Schneider
Chief Financial Officer
Transgenomic, Inc.
12325 Emmet Street
Omaha, NE 68164

Phone: 402-452-5400
Fax: 402-452-5461

investorrelations@transgenomic.com

Transgenomic, Inc.
Summary Financial Results
Unaudited Condensed Consolidated Statements of Operations
(dollars in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
NET SALES	$6,246	$6,272	$12,501	$11,494
COST OF GOODS SOLD	2,507	2,859	5,122	5,373
Gross profit	3,739	3,413	7,379	6,121
OPERATING EXPENSES:
Selling, general and administrative	3,091	3,067	6,066	6,047
Research and development	560	492	1,132	1,550
Restructuring Costs	8	624	8	624
	3,659	4,183	7,206	8,221
INCOME (LOSS) FROM OPERATIONS	80	(770)	173	(2,100)
OTHER INCOME (EXPENSE):
Interest income (expense)	25	79	58	141
Other, net	—	—	(1)	4
Gain on sale of investment	—	938	—	938
	25	1,017	57	1,083
INCOME (LOSS) BEFORE INCOME TAXES	105	247	230	(1,017)
INCOME TAX EXPENSE	4	14	7	19
INCOME (LOSS) FROM CONTINUING OPERATIONS	101	233	223	(1,036)
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	—	(7)	—	66
NET INCOME (LOSS)	$101	$226	$223	$(970)

BASIC AND DILUTED INCOME (LOSS) PER SHARE:
From continuing operations	$0.00	$0.00	$0.00	$(0.02)
From discontinued operations	—	0.00	—	0.00
	$0.00	$0.00	$0.00	$(0.02)

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	49,189,672	49,189,672	49,189,672	49,189,672
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	49,301,010	49,189,672	49,301,010	49,189,672

Transgenomic, Inc.
Summary Financial Results
Unaudited Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Six Months Ended June 30,
	2008	2007
NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES	193	(1,564)

NET CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES	(131)	3,572

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH	(93)	7

NET CHANGE IN CASH AND CASH EQUIVALENTS	(31)	2,015

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	5,723	5,868

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$5,692	$7,883

Transgenomic, Inc.
Summary Financial Results
Condensed Consolidated Balance Sheets
(dollars in thousands)

	(Unaudited) June 30, 2008	December 31, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,692	$5,723
Accounts receivable (net of allowances for bad debts of $501 and $703, respectively)	5,525	5,095
Inventories	4,617	4,586
Prepaid expenses and other current assets	633	759
Total current assets	16,467	16,163
PROPERTY AND EQUIPMENT, NET	1,350	1,579
OTHER ASSETS:
Goodwill	638	638
Other assets	678	710
	$19,133	$19,090
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$920	$1,245
Other accrued expenses	2,884	3,152
Accrued compensation	814	450
Total current liabilities	4,618	4,847
Other long term liabilities	151	141
Total liabilities	4,769	4,988
STOCKHOLDERS’ EQUITY	14,364	14,102
	$19,133	$19,090